Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DiaMedica Therapeutics Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 2018, except for Note 1, as to which the date is November 19, 2018, with respect to the consolidated financial statements of DiaMedica Therapeutics Inc. included in its Registration Statement on Form S-1, as filed with the Securities and Exchange Commission.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

December 14, 2018